UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

Eldorado Resorts, Inc.

(Exact Name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on February 28, 2018, Eldorado Resorts, Inc. (“ERI” or the “Company”) announced that it had entered into two separate definitive asset purchase agreements with Churchill Downs Incorporated (“CDI”) and certain of its subsidiaries to sell substantially all of the assets and liabilities of Presque Isle Downs & Casino in Erie, Pennsylvania (the “Presque Isle Transaction”) and Lady Luck Casino Vicksburg in Vicksburg, Mississippi (the “Lady Luck Vicksburg Transaction” and, together with the Presque Isle Transaction, the “Dispositions”).

The Dispositions are subject to receipt of required regulatory approvals, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and other customary closing conditions. Closing of the Presque Isle Transaction is also conditioned on the prior closing of the Lady Luck Vicksburg Transaction or the entry into an agreement to acquire another asset of the Company.

On May 7, 2018, the Company and CDI each received a Request for Additional Information and Documentary Materials, often referred to as a “Second Request,” from the Federal Trade Commission (“FTC”) in connection with the FTC’s review of the Lady Luck Vicksburg Transaction. The Second Request was issued under the HSR Act. Issuance of the Second Request extends the waiting period under the HSR Act until 30 days after the Company and CDI have substantially complied with the Second Request, unless the waiting period is extended voluntarily by the parties or terminated earlier by the FTC. The Company and CDI continue to cooperate fully with the FTC in its review. The Dispositions are expected to close in the third or fourth quarter of 2018, subject to satisfaction of closing conditions (including termination of the waiting period under the HSR Act and, in the case of Presque Isle Downs, the prior closing of the Lady Luck Vicksburg Transaction or the entry into an agreement to acquire another asset of the Company).

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this report, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this report. Such risks, uncertainties and other important factors include, but are not limited to: (a) our ability to obtain required regulatory approvals (including approval from gaming regulators and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and satisfy or waive other closing conditions to consummate the Dispositions on a timely basis; (b) the possibility that the Dispositions do not close on the terms described herein or that we are required to modify aspects of the Dispositions to obtain regulatory approval; and (c) other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur. These forward-looking statements speak only as of the date of this report, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2018	ELDORADO RESORTS, INC.

	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer